Exhibit 24.01

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott A. Durchslag, Thomas R. Fox and Shannon M. Shaw and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Annual Report on Form 10-K and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, as amended, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ SCOTT A. DURCHSLAG	Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2016
Scott A. Durchslag

/S/ THOMAS R. FOX	Chief Financial Officer (Principal Financial Officer)	March 5, 2016
Thomas R. Fox

/S/ CHARLES HUNDT	Chief Accounting Officer (Principal Accounting Officer)	March 7, 2016
Charles Hundt

/S/ GEORGE BELL	Director	March 5, 2016
George Bell

/S/ MARK BRITTO	Director	March 4, 2016
Mark Britto

/S/ JOHN H. CHUANG	Director	March 7, 2016
John H. Chuang

Director
Thomas R. Evans

/S/ ANGELA R. HICKS BOWMAN	Director	March 7, 2016
Angela R. Hicks Bowman

/S/ STEVEN M. KAPNER	Director	March 4, 2016
Steven M. Kapner

/S/ MICHAEL S. MAURER	Director	March 5, 2016
Michael S. Maurer

Director
H. Eric Semler

/S/ DAVID B. MULLEN	Director	March 4, 2016
David B. Mullen

/S/ SUSAN THRONSON	Director	March 7, 2016
Susan Thronson